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                                                                     EXHIBIT 5.1


                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]



                                February 11, 1999


Radiance Medical Systems, Inc.
13700 Alton Parkway, Suite 160
Irvine, CA 92618

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Radiance Medical Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of: (i) 750,000 shares of the Company's common stock, $.001 par value ("Common Stock"), issuable under the 1996 Stock Option/Stock Issuance Plan (As Amended and Restated as of April 8, 1997, March 12, 1998 and November 3,
1998) (the "1996 Plan"); and (ii) 317,780 shares of Common Stock issuable upon exercise of options granted under (the former) Radiance Medical Systems, Inc. 1997 Stock Option Plan (As Amended As Of June 15, 1998) (the "1997 Plan"). The options granted under the 1997 Plan were assumed by the Company pursuant to its acquisition of (the former) Radiance Medical Systems, inc. on January 14, 1999.

         We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

         Based on the foregoing, it is our opinion that the 750,000 shares of Common Stock to be issued under the 1996 Plan against full payment in accordance with the respective terms and conditions of the 1996 Plan, and the 317,780 shares of Common Stock to be issued under the 1997 Plan against full payment in accordance with the respective terms and conditions of the 1997 Plan, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                STRADLING YOCCA CARLSON & RAUTH